Attention: Assignment Managers	Contact: John Cousins
For Immediate Release	505.821.0875

Biomoda Announces up to $2.0 Million Private Placement

Albuquerque, NM (March 17, 2010) – Cancer diagnostics company Biomoda, Inc. (OTC BB: BMOD) (www.biomoda.com) today announced that it has entered into agreements with a syndicate of institutional investors for up to $2.0 million.  LifeTech Capital, a division of Aurora Capital LLC, acted as the exclusive placement agent for the financing.

“We are extremely pleased with the outcome of this round of financing,” said John Cousins, Biomoda president and chief executive officer.  “The institutions that participated in this investment speak volumes about the promise of our technology and the validity of our business model and strategy.  This is a significant stamp of approval from prestigious investment funds with a strong history of success in the biotech sector.”

Biomoda’s CyPath® diagnostic assay which binds to cancer cells and causes them to fluoresce red under ultraviolet light is currently in clinical trials as a diagnostic for early-stage lung cancer.  Pending U.S. Food and Drug Administration (FDA) clearance, CyPath® is for investigational use only.

“Proceeds from this financing will allow us to continue our clinical trials, submit our findings to the FDA for clearance as a Class III medical device and begin commercialization of a breakthrough technology for the early detection of cancer,” Cousins said. The initial funding is $1,000,000, with the investors having the right to invest an additional $1,000,000.

Cousins praised LifeTech Capital, (www.lifetechcapital.com) a division of Aurora Capital LLC, (www.auroracapital.com) for bringing the transaction to a successful close. “The investment banking team at LifeTech specializes in the unique needs of the biotech and medical technology industries.  They understand how to analyze the future value of technologies like ours and match companies with the right investors,” Cousins said.

The securities described above were sold by the Company in private placements and were not registered under the Securities Act of 1933, as amended (the "Securities Act").  The securities were sold in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Regulation D promulgated under the Securities Act. Therefore, the securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws. This press release does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

About Biomoda
Biomoda (www.biomoda.com) is a cancer diagnostics company focused on the development of accurate, inexpensive and noninvasive tests for the early detection of cancer. In addition to its first product for lung cancer, diagnostic assays for cervical, breast, colorectal, bladder, and oral cancers are targeted for development. Current research and development operations, laboratory functions and administrative offices are located in Albuquerque, NM.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on estimates, projections, beliefs and assumptions of Biomoda management at the time of such statements and are not guarantees of future performance.  Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the acceptance by customers of our products, our ability to develop new products cost-effectively, our ability to raise capital in the future, the development by competitors of products using improved or alternative technology, the retention of key employees and general economic conditions.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC on March 31, 2009.  Forward-looking statements are made as of the date of this press release and are subject to change without notice.